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                                                                   EXHIBIT 10.33


                                   ADDENDUM TO
                              CONSULTING AGREEMENT



         This addendum is made and entered into as of February 24, 1999, by and among Inland Entertainment Corporation, a Utah corporation (the "Company"), and Torrey Pines Consultants, Inc., a California corporation (the "Consultant").


                                    WITNESSED

         Company and Consultant have previously entered into a CONSULTING AGREEMENT (the "Agreement"), dated as of February 13, 1998, and

         Company and Consultant desire to extend said Agreement upon the following terms and conditions:

         1. The Term of the extension shall be the period from February 13, 1999, through February 13, 2000 (the Extension Period).

         2. The two sentences in paragraph 1.1 of the Agreement beginning with "The Consultant shall . . ." and ending with " . . . under Section 2 shall be suspended." found in lines 7 through 11, are deleted during the Extension Period.

         3. Paragraph 2 of the Agreement is deleted and replaced with the following during the Extension Period:

         "Compensation During Extension Period. Company shall pay to Consultant a non refundable retainer of Fifty Thousand Dollars ($50,000.00) (the Retainer Amount). Consultant shall invoice Company, on a pre-approved basis, for its consulting services at the rate of One Hundred and Twenty Five Dollars ($125.00) per hour. If and when the Consultant=s pre-approved consulting services exceed the Retainer Amount during the term of this Addendum, then Consultant will continue to invoice Company and Company shall pay to Consultant for said services at the rate of One Hundred Twenty Five Dollars ($125.00) per hour. If, at the end of the Extension Period, Consultant has not invoiced Company for the entire amount of the Retainer Amount, then Consultant shall be entitled to keep said amount without any liability to Company.

                  In addition to the compensation for its services, Consultant shall invoice Company and Company shall reimburse to Consultant its reasonable travel and subsistence (food and lodging) costs."


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         4. Paragraph 10, Notices, shall be amended for notices to Company by deleting "Mary Jo Boring, Controller and Chief Accounting Officer" and replacing said notice to be "Attn.: L. Donald Speer, II, Chairman of the Board" during the Extension Period.

         5. All other terms and conditions of the Agreement, except as herein modified shall remain in full force and effect during the Extension Period.

         IN WITNESS WHEREOF, the parties have executed and delivered this ADDENDUM.


                                              Inland Entertainment Corporation
                                              A Utah Corporation


Dated: February 24, 1999                      By: /s/ L. DONALD SPEER, II
                                                  ------------------------------
                                                      L. Donald Speer, II
                                                      Chairman of the Board


                                              Torrey Pines Consultants, Inc.,
                                              A California Corporation



Dated: February 19, 1999                      By: /s/ ARTHUR R. PFIZENMAYER
                                                  ------------------------------
                                                      Arthur R. Pfizenmayer
                                                      President




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